 Exhibit 99.1

Aqua Metals Reports First Quarter 2026 Progress on Commercialization, Strategic Initiatives, and Expanded Platform Capabilities Across Critical Minerals and Energy Storage Markets

Reno, Nevada — May 14, 2026 — Aqua Metals (NASDAQ: AQMS), a developer of sustainable battery recycling and critical minerals refining technology, today provided a first quarter 2026 update highlighting continued commercialization progress, strategic initiatives, and expansion of its AquaRefining™ platform as demand for domestically sourced battery materials accelerates.

Advancing Toward Commercial Deployment

During the first quarter, Aqua Metals continued executing a structured path toward its first commercial lithium battery recycling facility, advancing site selection, engineering definition, and commercial engagement with prospective partners.

The Company is actively evaluating a short list of U.S. locations with a focus on proximity, logistics infrastructure, strategic partners, and long-term operating cost advantages, and expects to identify a preferred site in the coming months. In parallel, Aqua Metals is progressing engineering work to further define plant configuration, operating parameters, and capital requirements, supporting future project financing and construction readiness.

The Company’s phased development approach remains focused on capital efficiency, prioritizing engineering, permitting, and commercial alignment ahead of larger-scale construction expenditures and project financing activities.

Importantly, Aqua Metals enters this next commercialization phase from a position of resilience and strategic readiness. During the broader lithium market downturn and industry retrenchment of 2024 and 2025, the Company took disciplined actions to preserve cash, protect shareholder value, and continue advancing its core technology and operational capabilities, including continued operation of its Innovation Center and demonstration plant.

With lithium market conditions and broader battery materials markets improving in 2026 alongside increasing domestic critical minerals supply chain priorities, Aqua Metals believes the market environment now supports renewed advancement toward commercial deployment. The Company believes its continued advancement of the AquaRefining™ platform and commercialization pathway positions Aqua Metals among a limited group of U.S.-based battery materials innovators advancing toward commercial-scale deployment and domestic production capacity.

"In the first quarter, our team continued to build on the momentum established throughout 2025, advancing key technical and commercial initiatives that further demonstrate the differentiated value of the AquaRefining™ platform," said Steve Cotton, President and CEO of Aqua Metals. "We are making meaningful progress across our commercialization roadmap, continuing to refine our product quality and process capabilities, and strengthen the strategic partnerships that extend our platform's reach across the domestic battery materials supply chain. We remain confident in our path forward and in AquaRefining's role as a critical enabler of a secure, low-carbon critical minerals supply chain here in the United States."

Strategic Initiatives and Near-Term Revenue Positioning

Aqua Metals continues to pursue strategic initiatives designed to introduce nearer-term revenue streams and expand participation across the battery supply chain.

The Company's previously announced commercial partnerships remain active, including the multi-year supply agreement with 6K Energy, the non-binding LOI with Westwin Elements, and the MOUs with Impossible Metals, MOBY Robotics, and American Battery Factory.

Update on Energy Storage Expansion Strategy

As part of this effort, the Company provided an update on its previously announced non-binding term sheet to acquire Lion Energy.

Following detailed due diligence, Aqua Metals has determined it will not proceed with the acquisition under the structure and terms outlined in the February 11, 2026 non-binding term sheet.

“We continue to see long-term strategic value in integrating energy storage solutions with our domestic battery materials platform, but our discipline around capital structure and shareholder value remains paramount,” said Cotton. “Based on updated information developed through diligence, the previously contemplated transaction structure is no longer aligned with our objectives.”

The Company is actively evaluating alternative transaction structures that may enable a more capital-efficient approach to integrating selected energy storage assets.

There can be no assurance that any alternative transaction or arrangement will be agreed to or consummated, or as to the timing, structure or terms of any such outcome.

Innovation Center Driving Technical Validation and Expansion

Aqua Metals’ Innovation Center and demonstration plant continue to serve as the technical foundation for commercialization, achieving over 5,000 cumulative operating hours across extended multi-feedstock operating campaigns.

During the quarter, the Company achieved several notable technical milestones:

●

Battery-Grade Lithium Carbonate: Successfully produced battery-grade lithium carbonate from multiple recycled feedstocks, including both NMC and LFP materials, with independent validation confirming industry-grade specifications.

●

High-Purity Manganese Sulfate: Produced manganese sulfate at approximately 99.8% purity, demonstrating the potential applicability of AquaRefining™ across additional battery precursor and critical minerals markets, including materials derived from undersea nodules.

●	Iron Phosphate Recovery Advancements: Continued process development for iron phosphate recovery from LFP materials, improving efficiency and product quality across bench and pilot-scale work.

Expanding Platform Scope Across Large and Growing Markets

While lithium-ion battery recycling remains the Company’s primary focus, Aqua Metals continues to expand the applicability of its platform into additional significant markets.

Supporting a Domestic Battery Supply Chain

As battery demand continues to grow across energy storage, emerging power-intensive applications, and electric vehicles, Aqua Metals believes domestic refining capacity and recycled critical minerals will become increasingly important to supply chain resilience, cost stability, and long-term energy security in the United States.

Outlook

Looking ahead, Aqua Metals’ priorities for the remainder of 2026 include advancing site selection, progressing engineering activities, evaluating strategic opportunities, and continuing technical validation.

“We believe AquaRefining™ has the potential to become an important part of a more domestic, efficient, and resilient battery materials supply chain as the market continues to scale. Our process eliminates the waste streams and chemical costs that make traditional recycling uncompetitive in North America, and we have demonstrated battery-grade lithium carbonate production at fluorine levels we believe represent a best-in-class standard for recycled material. As we advance toward a preferred site selection decision and deepen our commercial partnerships, we do so with a validated technology, a growing IP foundation, and a cost profile that we believe is highly competitive,” added Cotton.

Conference Call and Webcast

Aqua Metals will host a conference call and webcast to discuss these results at 4:30 p.m. ET on Thursday, May 14, 2026.

The live conference call webcast and replay can be accessed from the investor relations section of the Company’s website at https://ir.aquametals.com/.

About Aqua Metals

Aqua Metals (NASDAQ: AQMS) is revolutionizing metals recycling with its proprietary AquaRefining™ technology, delivering high-purity, low-carbon battery materials to meet the growing demand for sustainable energy storage. The Company’s innovation-driven approach reduces emissions, eliminates waste streams, and supports the establishment of a circular supply chain for critical minerals essential to electric vehicles and grid storage. For more information, visit www.aquametals.com.

Safe Harbor

This press release contains forward-looking statements concerning Aqua Metals, Inc. Forward-looking statements include, but are not limited to, our plans, objectives, expectations and intentions and other statements that contain words such as "expects," "contemplates," "anticipates," "plans," "intends," "believes," "estimates," "potential," and variations of such words or similar expressions that convey the uncertainty of future events or outcomes, or that do not relate to historical matters. Those forward-looking statements involve known and unknown risks, uncertainties, and other factors that could cause actual results to differ materially, including, but not limited to, (1) the risk that we may not be able to acquire the funding necessary to develop our proposed commercial-scale plant or to maintain our current level of operations; (2) the risk that we may not be able to conclude definitive agreements with Lion Energy, Westwin Elements, Impossible Metals or MOBY Robotics, and (3) those risks disclosed in the section "Risk Factors" included in our Annual Report on Form 10-K filed on March 31, 2026. Aqua Metals cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake and specifically disclaims any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by law.

Contacts

For Media and Investor Inquiries: aquametals@icrinc.com

AQUA METALS, INC.

Condensed Consolidated Balance Sheets - Unaudited

(in thousands, except share and per share amounts)

	March 31, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$6,816	$10,810
Note receivable - LION ENERGY, net	3,663	2,069
Interest receivable - LION ENERGY	60	—
Inventory	244	244
Prepaid expenses and other current assets	313	282
Total current assets	11,096	13,405

Non-current assets
Property and equipment, net	5,566	5,763
Intellectual property, net	61	76
Other assets	397	462
Total non-current assets	6,024	6,301

Total assets	$17,120	$19,706

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$839	$547
Accrued expenses	2,457	3,570
Lease liability, current portion	321	311
Total current liabilities	3,617	4,428

Non-current liabilities
Lease liability, non-current portion	197	281
Warrant liability	180	227
Total liabilities	3,994	4,936

Commitments and contingencies (see Note 13)

Stockholders’ equity
Common stock; $0.001 par value; 300,000,000 shares authorized; 3,357,289 and 3,350,604, shares issued and outstanding as of March 31, 2026, respectively and 3,004,898 and 2,999,592 shares issued and outstanding as of December 31, 2025, respectively	3	3
Additional paid-in capital	287,525	285,212
Accumulated deficit	(274,370)	(270,416)
Treasury stock, at cost; common shares: 6,685 and 5,306 as of March 31, 2026 and December 31, 2025, respectively	(32)	(29)
Total stockholders’ equity	13,126	14,770

Total liabilities and stockholders’ equity	$17,120	$19,706

AQUA METALS, INC.

Condensed Consolidated Statements of Operations - Unaudited

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2026	2025

Operating cost and expense
Plant operations	$501	$724
Research and development cost	282	336
Impairment and loss on disposal of property, plant and equipment	—	5,247
Provision for credit losses	437	—
General and administrative expense	2,920	2,376
Total operating expense	4,140	8,683

Loss from operations	(4,140)	(8,683)

Other income and (expense)
Interest expense	(8)	(403)
Interest and other income	149	280
Change in fair value of warrant liability	47	491

Total other income, net	188	368

Loss before income tax expense	(3,952)	(8,315)

Income tax expense	2	—

Net loss	(3,954)	(8,315)

Weighted average shares outstanding, basic and diluted	3,236,557	809,571

Basic and diluted net loss per share	$(1.22)	$(10.27)

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